Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:	Contact: John M. Daniel
Tuesday, June 7, 2005	(432) 620-0300

KEY ENERGY RECEIVES NOTICE OF DEFAULT FROM BONDHOLDERS

MIDLAND, TX, June 7, 2005 – Key Energy Services, Inc. (Pink Sheets: KEGS) announced that today it has received notice from the trustee that the Company is in breach of the financial reporting covenants contained in the indentures of its 8.375% Senior Notes due 2008 and 6.375% Senior Notes due 2013, and stating that unless the deficiency is remedied within 60 days, an event of default would occur under the indentures.

Unless the deficiency is cured or waived within the 60 day cure period (before August 5, 2005), the trustee or holders of 25% of the outstanding principal amount of either series of notes will have the right to accelerate the maturity of that series of notes.  The default notice pertains to the failure of the Company to file its Annual Report on Form 10-K for the year ending December 31, 2003 by the May 31, 2005 deadline.  Under terms of the most recent consents by the noteholders, the Company has until July 31, 2005 to file its Annual Report on Form 10-K for the year ending December 31, 2004 and until August 31, 2005 to file its Quarterly Reports on Form 10-Q for 2005.

Key Energy Services, Inc. is the world’s largest rig-based, onshore well service company.  The Company provides diversified energy operations including well servicing, contract drilling, pressure pumping, fishing and rental tool services and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Egypt.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 and 2004 financial statements; risks arising from the delisting of the Company’s common stock, including reduced liquidity for the Company’s shares, decreases in institutional and other investor demand, analyst coverage, market-making activity, information regarding trading prices and volume, and willingness of broker-dealers to execute trades; and adverse impact on trading volume and market price of the common stock; the risk that the NYSE will not re-list the Company’s common shares once all SEC financial filings have been made; risks affecting activity levels for rig hours, including demand for the Company’s services and pricing; the impact of professional and other costs related to the restatement process, SEC investigation and pending litigation; the risk that the Company may not be able to complete the restatement process and audit and file financial statements before July 31, 2005 or to file its 2004 and 2005 annual and quarterly financial statements within the time periods specified in the current bank waivers and most recent consent solicitation with its bondholders;  risks that the Company will not be able to obtain additional waivers from its noteholders relating to the filing of its 2003 10-K, 2004 10-K and 2005 10-Q’s; risks affecting the availability of funding under the Back-Stop Facilities previously announced by the Company, including occurrence of a material adverse change (as defined) or other failure of condition; and risks that the Company may not be able to obtain additional waivers from its equipment lessors.  Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here.

6 Desta Drive, Midland, TX 79705